UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2012

INTERMOUNTAIN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463
(Commission File Number)	IRS Employer Identification No.
414 Church Street
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)
Registrant's telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On December 6, 2012, Intermountain Community Bancorp (the “Company”) transmitted payment of all deferred interest on its junior subordinated notes underlying its two trust preferred obligations in the aggregate amount of $1,892,995. The Company had previously accrued the interest on the trust preferred debt and an irrevocable deposit has been made to the trustees, which will be held by the trustees until their next regularly scheduled payment dates of December 25, 2012 and January 7, 2013, respectively.

On December 7, 2012, the Company transmitted payment of all accumulated dividends on its Series A Fixed Rate Cumulative Perpetual Preferred Stock in the amount of $4,353,634. The Company issued the Preferred Stock to the U.S. Treasury Department under the TARP Capital Purchase Program in December, 2008. The dividend on the TARP Preferred Stock had also been previously accrued and the Company has paid the amount due on December 7, 2012.

Going forward, the Company plans to resume paying interest on the two trust preferred obligations and to resume the regular quarterly dividend payments on the Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2012

INTERMOUNTAIN COMMUNITY BANCORP

By:     s/s Curt Hecker
Curt Hecker
President and Chief Executive Officer